Exhibit 99.1

MEDIA RELEASE

American Campus Communities’ Stockholders Approve

Acquisition by Blackstone Funds

AUSTIN, TX, August 4, 2022 – American Campus Communities, Inc. (NYSE:ACC), the largest owner, manager and developer of high-quality student housing properties in the U.S., today announced that, at the concluded special meeting of stockholders held today, its stockholders approved the acquisition of the company by Blackstone Core+ perpetual capital vehicles, primarily comprised of Blackstone Real Estate Income Trust, Inc., alongside Blackstone Property Partners L.P.

The company will provide final vote results for the special meeting, as certified by the independent Inspector of Election, on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The transaction is expected to close on or about August 9, 2022, subject to the satisfaction or waiver of customary closing conditions. Under the terms of the merger agreement announced on April 19, 2022, among other things, each share of the company’s common stock issued and outstanding at the effective time of the merger will be automatically cancelled and converted into the right to receive, in accordance with the terms of the merger agreement, an amount in cash equal to $65.47 per share, without interest. Upon closing of the transaction, ACC common stock will no longer be listed on any public market.

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of June 30, 2022, American Campus Communities owned 166 student housing properties containing approximately 111,900 beds. Including its owned and third-party managed properties, ACC’s total managed portfolio consisted of 204 properties with approximately 143,100 beds. Visit www.americancampus.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking-statements include but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to the satisfaction of closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock and those discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors” and under the heading “Business—Forward-looking Statements” and in the other period reports the Company files with the SEC. We undertake no obligation to publicly update any forward-looking statements.

AT THE COMPANY:

Ryan Dennison

Investor Relations

(512) 732-1000